Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following table lists the direct and indirect subsidiaries of Acreage Holdings, Inc. as of December 31, 2021.

Name of Subsidiary	Jurisdiction/State of Incorporation
22nd and Burn Inc. (d/b/a Cannablis & Co)	Oregon
Acreage California Holding Company, LLC	California
Acreage CCF New Jersey, LLC	New Jersey
Acreage Chicago 1, LLC	Illinois
Acreage Connecticut, LLC	Connecticut
Acreage Desert Hot Springs, LLC	Delaware
Acreage Finance Delaware, LLC	Delaware
Acreage Hoboken, LLC	New Jersey
Acreage Holdings America, Inc.	Nevada
Acreage Holdings of NJ, L.L.C.	New Jersey
Acreage Holdings WC, Inc.	Nevada
Acreage Holdings, Inc.	British Columbia
Acreage Illinois 1, LLC	Illinois
Acreage Illinois 2, LLC	Illinois
Acreage Illinois 3, LLC	Illinois
Acreage Illinois 4, LLC	Illinois
Acreage Illinois 5, LLC	Illinois
Acreage Illinois 6, LLC	Illinois
Acreage Illinois Holding Company, LLC	Illinois
Acreage Iowa, LLC	Iowa
Acreage IP California, LLC	California
Acreage IP Connecticut, LLC	Connecticut
Acreage IP Holdings, LLC	Nevada
Acreage IP Massachusetts, LLC	Massachusetts
Acreage IP Michigan, LLC	Michigan
Acreage IP Nevada, LLC	Nevada
Acreage IP New Jersey, LLC	New Jersey
Acreage IP New York, LLC	New York
Acreage IP Ohio, LLC	Ohio
Acreage IP Oregon, LLC	Oregon
Acreage IP Pennsylvania, LLC	Pennsylvania
Acreage Massachusetts, LLC	Delaware
Acreage Michigan 1, LLC	Michigan
Acreage Michigan 2, LLC	Michigan
Acreage Michigan 3, LLC	Michigan
Acreage Michigan 4, LLC	Michigan
Acreage Michigan 5, LLC	Michigan
Acreage Michigan 6, LLC	Michigan
Acreage Michigan 7, LLC	Michigan
Acreage Michigan Holding Company, LLC	Delaware

Acreage Michigan Operating, LLC	Michigan
Acreage Michigan, LLC	Michigan
Acreage New York, LLC	New York
Acreage OZ RE, LLC	Delaware
Acreage PA Management, LLC	Pennsylvania
Acreage Pasadena, LLC	California
Acreage Properties, LLC	Delaware
Acreage RE State Holdings, LLC	Delaware
Acreage Real Estate Holdco, LLC	Delaware
Acreage Real Estate, LLC	Delaware
Acreage Transportation, LLC	Pennsylvania
Acreage Virginia, LLC	Virginia
Acreage-CCF, Inc.	New Jersey
Armstrong Merger Sub, Inc.	California
Balaton Foods, LLC	Michigan
Blue Tire Holdings, LLC	Michigan
Braeburn, LLC	California
Challenger Merger Sub, LLC	Nevada
CWG Botanicals Inc.	California
D&B Wellness, LLC (DBA Compassionate Care Centers of CT)	Connecticut
East 11th, Incorporated	Oregon
Form Factory Holdings, LLC	Delaware
Gesundheit Foods, LLC	Oregon
Gravenstein Foods, LLC	California
Greenleaf Apothecaries, LLC (d/b/a The Botanist)	Ohio
Greenleaf Gardens, LLC	Ohio
Greenleaf Therapeutics, LLC	Ohio
Gruner Apfel LLC	Oregon
Gruner Apfel-CA, LLC	Oregon
Health Circle, Inc.	Massachusetts
High Street Capital Partners Management, LLC	Delaware
High Street Capital Partners, LLC	Delaware
HSC Solutions, LLC	Delaware
HSCP CN Holdings II ULC	Alberta
HSCP CN Holdings ULC	Alberta
HSCP Holding Corporation	Delaware
HSCP Oregon, LLC (d/b/a Acreage Oregon)	Oregon
HSCP Service Company Holdings, Inc.	Delaware
HSCP Service Company, LLC	Delaware
HSPC Holding Corporation	Delaware
HSRC Norcal, LLC	California
Impire State Holdings LLC	New York
In Grown Farms, LLC	Illinois
In Grown Farms, LLC 2	Illinois
Iowa Relief, LLC	Iowa

Joy Sellers Enterprises, LLC	Illinois
Kanna, Inc.	California
Karma Merger Sub Inc.	California
Kind Care, LLC	Connecticut
MA RMD SCVS, LLC	Massachusetts
Made by Science LLC	California
Maine HSCP, Inc	Maine
NCC LLC (d/b/a Nature's Care Company)	Illinois
NCC Real Estate, LLC	Illinois
Northeast Patients Group (d/b/a Wellness Connection of Maine)	Maine
NPG Portland, LLC	Maine
NPG, LLC (DBA Wellness Connection)	Maine
NY Medicinal Research & Caring, LLC	New York
NYCANNA, LLC	Delaware
Prime Alternative Treatment Centers of NH, Inc.	New Hampshire
Prime Consulting Group, LLC	Massachusetts
Prime Wellness of Connecticut, LLC	Connecticut
Prime Wellness of Pennsylvania, LLC	Pennsylvania
Ryan Shirley Enterprises LLC	Illinois
South Shore Bio Pharma, LLC	Delaware
Tatich 3, LLC	Illinois
Thames Valley Apothecary, LLC	Connecticut
The Botanist, Inc.	Massachusetts
The Firestation 23, Inc. (d/b/a Cannabliss & Co)	Oregon
The Wellness & Pain Management Connection, LLC	Delaware
Universal Hemp II, LLC	Delaware
Universal Hemp, LLC	Delaware
Wonka Merger Sub, Inc.	Delaware